Exhibit 23.01 – Consent of Independent Registered Public Accounting Firm
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-96647, 333-100060 and 333-102657) and S-8 (File Nos. 033-63701, 333-42727, 333-94075, 333-94745, 333-41116, 333-62876, 333-69518, 333-109435, 333-128180, 333-128182 and 333-133416) of Web.com, Inc. of our report dated March 16, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Atlanta, Georgia
March 19, 2007

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